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                                                  EX-99.B(h)gsappnon
  [Logo]    WADDELL
          & REED
          FINANCIAL SERVICES-REGISTERED TRADEMARK
 Waddell & Reed, Inc.                    Waddell & Reed Fund Families
P.O. Box 29217                            Non-Retirement
Shawnee Mission, KS 66201-9217               Account Application
 ______________________________
 Division Office Stamp
______________________________
 Trans Code:
______________________________
 Date Transmitted:
______________________________
 1. REGISTRATION
 // New Account or // New Fund For Existing Account __________________
 I (We) make application for an account to be established as follows:
(Check One Only)
 // Single Name  // Joint Tenants w/ROS
   TOD (Transfer on Death) // Yes  // No
// Declaration of Trust Revocable (Attach CUF0022)
   Not Available in Illinois
// Other:______________________
// Uniform Gifts (Transfers) To Minors (UGMA/UTMA)
// Dated Trust  Date of Trust ______________________
                                 Month/Day/Year
 ____________________________________________________________________________
 Individual Name (exactly as desired)/Trustee/Custodian
 (Tax-responsible party)
____________________________________________________________________________
 Name of Trust, if applicable
  ____________________  ______________   ___________________  _______________
 Social Security # or  Date of Birth    Cumulative Discount   Relationship
 Taxpayer             (Month/Day/Year)        Number         of Joint Owner,
 Identification #                         (from existing      if Applicable
                                            account(s)
                                          if applicable)
 ____________________________________________________________________________
 Joint Name (if any, exactly as desired)/Co-Trustee/Minor (for UGMA/UTMA)
 ____________________  ______________   ____________________________________
 Social Security # or  Date of Birth    Mailing Address
 Taxpayer             (Month/Day/Year)  ____________________________  ______
 Identification #                       City                        State
 _______________________                ________ _____       _______________
 Telephone (home)                       Zip Code               Citizenship
 _______________________                                     (Required in VA)
 Telephone (work)
 2. BENEFICIARY: For TOD (Transfer On Death) Accounts Only
 Full Name of        Tax Identification  Date of Birth  Relationship   Percent
Beneficiary               Number
________________     _______________    ____________   ______________ ______%
                                      (Month/Day/Year)
________________     _______________    ____________   ______________ ______%
                                      (Month/Day/Year)
________________     _______________    ____________   ______________ ______%
                                      (Month/Day/Year)
________________     _______________    ____________   ______________ ______%
                                      (Month/Day/Year)
 3. INVESTMENTS: Make Check Payable to Waddell & Reed, Inc.
                                                    Dividend/capital gain
          Fund                 Amount             payment options*
                              Enclosed            RR       CC       CR
         ______            $_____________            //       //       //
         ______            $_____________            //       //       //
         ______            $_____________            //       //       //
         ______            $_____________            //       //       //
         ______            $_____________            //       //       //
         ______            $_____________            //       //       //
                     Total $_____________
 * RR = Reinvest Div/Cap Gain
  CC = Cash Div/Cap Gain
  CR = Cash Div/Reinvest Cap Gain
  All Dividends/Capital Gains under $5.00 will be Reinvested.
  See page 2 if you wish your distributions to go to another Fund or Account.
 CAP1 (06/2000)                                                   Page 1 of 6
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 4. ESTABLISH AUTOMATIC INVESTMENT SERVICE
 Complete the Bank Information Section.
 Fund    Draft Begins On    Draft Amount    Frequency (check one - monthly
       (Month/Day/Year)   $25.00 Minimum       will be used if not checked)
                             Per Fund      Month-  Quarter-  Semi-  Annual-
                                            ly        ly   Annually   ly
_____  _______________    $_____________     //       //      //      //
_____  _______________    $_____________     //       //      //      //
_____  _______________    $_____________     //       //      //      //
_____  _______________    $_____________     //       //      //      //
_____  _______________    $_____________     //       //      //      //
_____  _______________    $_____________     //       //      //      //
 5. ESTABLISH EXPEDITED REDEMPTION SERVICE
 For all classes of Waddell & Reed Advisors Cash Management and W&R Money
Market.
 // Establish Service and complete Bank Information Section.  Fund________
 On accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyone for redemption of fund shares so long as the proceeds are transmitted to the identified account.
All wires must be transmitted exactly as registered on the account.
 6. ALTERNATE DIVIDEND AND CAPITAL GAIN PAYMENTS
 To send distributions to a third party or to another account, please fill in the appropriate information below.
 // Electronically deposit into bank account.
   (Complete Bank Information Section. )
TO ALTERNATE PAYEE:                             TO ANOTHER FUND: (Must be to
                                                  the same class of shares.)
___________________________________________       Account Number     Fund
Name
___________________________________________     _________________  ________
Address (including apartment or box number)
___________________________________________
City/State/Zip
 7. BANK INFORMATION:
   Attach voided check or deposit slip preprinted with account information. Establish service
between my fund and my:    // Checking Account   // Savings Account
 This information will be used for electronically processing the following (check applicable boxes):
 // Dividend/Capital Gain Distributions (Complete Sec. 6)
// Automatic Investment Service (Complete Sec. 4)
// Flexible Withdrawal Service (Complete Sec. 8)
// Expedited Redemptions (Complete Sec. 5)
 _______________________________         _________________________
Bank Name                               Bank Routing Number
_______________________________         _________________________
Bank Mailing Address                    Bank Account Number
_______________________________         ___________________________________
City/State/Zip                          Name of Account Holder,
                                        exactly as on bank statements
 VOID
Your Name
Your Address
Pay to the order of
Your Bank
For
 Authorization to honor checks drawn by Waddell &
Reed, Inc.
As a convenience to me, I hereby request and authorize
you to pay and charge to my or our account identified
above, debit entries drawn on the account by Waddell
& Reed, Inc. provided there are sufficient funds in the
account to pay the same on presentation. This
authorization shall remain in effect until revoked by me
in writing and until you actually receive such notice. I
agree that you shall be fully protected by honoring any
such debit entry. I agree that your rights in respect to
any debit entry shall be the same as if it were a check
signed personally by me. I further agree, that if any
such debit entry be dishonored, whether intentionally
or inadvertently, you shall be under no liability
whatsoever.
 Attach voided check preprinted with account
information. DO NOT STAPLE.
 CAP1 (06/2000)                                                   Page 2 of 6
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 8. ESTABLISH FLEXIBLE WITHDRAWAL SERVICE
1. This application directs Waddell & Reed Services Company to redeem the amounts listed on the 20th day of the indicated month, or if not a business day, on the preceding business day.
 2. Allow ten days from the date your instructions are received in the home office for processing of any changes and/or initiation of a Flexible Withdrawal Service.
 3. The aggregate total investment, or the present net asset value of the shareholder's Waddell & Reed Fund Families combined accounts should exceed $10,000. It would be a disadvantage to an investor to make additional purchases of Class A shares while the service is in effect because it would result in duplication of sales charges.
 4. Minimum withdrawals for dollars or shares are $50 aggregate or a 5 share minimum per fund.
 5. If a percentage is shown for monthly withdrawals, 1/12th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made quarterly, 1/4th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made semi-annually, 1 /2 of the indicated percentage will be redeemed.
 6. Information about the federal tax status of shares redeemed through the Flexible Withdrawal Services will be mailed to shareholders annually.
 7. Dividends and capital gains distributions are automatically reinvested. Information on the Federal tax status of shares redeemed through Flexible Withdrawal Accounts will be mailed to shareholders annually.
 8. There will be no contingent deferred sales charge (CDSC) taken if monthly withdrawals from Class B and C shares do not exceed 2% of the value of the Fund, 24% annually. If the withdrawal exceeds 2% a month or 24% annually, CDSC will be taken on all CDSC liable shares that are withdrawn.
 Fund  Effective Beginning       Amount                  Frequency
        (Month/Day/Year)   Indicate dollars,    (check one - monthly will
                         shares or percentage          be used if checked)
                                               Month-  Quarter-  Semi- Annual
                                                 ly       ly   Annually  ly
______  ___20______  _____  //$ //Shares //%     //       //      //     //
______  ___20______  _____  //$ //Shares //%     //       //      //     //
______  ___20______  _____  //$ //Shares //%     //       //      //     //
______  ___20______  _____  //$ //Shares //%     //       //      //     //
 Make Payable as follows
 // Electronically (attach check in Bank Information Section)
// By check to alternate payee as shown below
// By check to owner(s) of the account listed in the registration
// By check to owner(s) of the account at the alternate address shown below.
 Designate Alternate Payee or Address
 Complete this section if the check is TO BE PAYABLE TO AN ALTERNATE PAYEE (other than as registered) or SENT TO AN ALTERNATE ADDRESS. If sending FWS to another fund/account please indicate Account, Fund and Amount. Must be same class.
 Alternate Payee/Address                 Alternate Account/Fund
__________________________________ __________________________$___________
Name or Institution                      Account      Fund        Amount
___________________________________
Street
___________________________________
City/State/Zip
___________________________________
Bank Account Number (if applicable)
 9. ESTABLISH FUNDS PLUS SERVICE
   (Automatically exchange money market shares into same class of another fund.)
 Check applicable box and complete requested information.
 // From NEW money market account established with this application
 // From EXISTING money        Account Number______________        Fund_______
   market account
                                                        Frequency
               Effective Beginning             (check one - monthly will
Account  Fund   (Month/Day/Year)     Amount        be used if checked)
                                               Month-  Quarter-  Semi- Annual
                                                 ly       ly   Annually  ly
_______  ____   _______________     $______      //       //      //     //
_______  ____   _______________     $______      //       //      //     //
_______  ____   _______________     $______      //       //      //     //
_______  ____   _______________     $______      //       //      //     //
 CAP1 (06/2000)                                                   Page 3 of 6
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 10. LETTER OF INTENT (CLASS A SHARES ONLY)
 This purchase may be entitled to a reduced sales charge for the following reason(s):
 // Existing Letter of Intent (LOI) for $_________ under LOI number__________ // Letter of Intent for $__________ is hereby executed.
   See below for amounts, terms and conditions.
    $100,000   $200,000   $300,000   $500,000   $1,000,000   $2,000,000
 // Shareholder(s) has CUMULATIVE DISCOUNT NUMBER
 // Shareholder(s) is linked to the following existing accounts for
   Rights of Accumulation purposes:
          Account Numbers(s)
          _________________   _________________   ________________
          _________________   _________________   ________________
 // Other accounts are being opened at this time, which will qualify to be linked for Rights of Accumulation.
     The accounts are being opened under the names and tax identification numbers as follows:
           Names(s)                      Tax Identification Number
    ____________________           ___________________________________
    ____________________           ___________________________________
    ____________________           ___________________________________
 Terms and Conditions
 1.
  This Agreement does not bind the investor to buy, or Waddell & Reed,
  Inc. to sell, any shares.
2.
  This Agreement can only be terminated before the 13 months has elapsed by submitting a written request signed by all owners.
 3.
  Any purchase made under this Agreement will be made at the offering price applicable to a one-time purchase of the amount the investor has checked on the front of this Agreement as described in the prospectus of the fund or funds being purchased.
 4.
  If the amount invested during the 13-month period covered by this
  Agreement exceeds the required amount and is large enough to qualify for a sales charge lower than that available under this Agreement, the lower sales charge will be applied to the amount invested. Upon termination of this Agreement, a price adjustment will be made to give effect to the lower sales charge and the amount of the price adjustment will be reinvested in additional shares of the fund(s) on the date of termination.
 5.
  If the amount invested during the 13-month period covered by this
  Agreement is less than the required amount, the sales charge for the investments reverts back to that outlined in the Fund Prospectus, as if the Agreement had not been executed. Waddell & Reed, Inc. will subtract shares equal in value to the amount of the additional sales charge due from escrowed shares. The investor hereby irrevocably appoints Waddell & Reed, Inc. or its successors or assigns, as attorney to surrender for redemption shares in an amount equal to the additional sales charge owed on the purchases made. This appointment and the authority granted herein shall be binding on the heirs, legal representatives, successors and assigns of the investor.
 6.
  While the value of purchases made prior to the acceptance date of this Agreement will be considered in determining the Intended Investment, the sales charge imposed on prior purchases will not be retroactively reduced.
 7.
  Shares purchased directly to Waddell & Reed Advisors Cash Management or
  W&R Money Market will not be considered when determining the net asset value of shares presently held by the investor as of the date of acceptance of this Agreement, nor for determining the amount invested under this Agreement. However, non-commissionable shares are considered for these purposes.
 11. CHECK SERVICE (CLASS A SHARES ONLY)
 Check applicable box and complete this section.
 // W&R Money Market, Inc. (Fund 670)
// Waddell & Reed Advisors Cash Management, Inc. (Fund 750)
// Waddell & Reed Advisors Government Securities, Inc. (Fund 753)
 Signature Authorization for Writing Checks
 The payment of funds on the conditions set forth below is authorized by the persons signing below (the Shareholder). UMB BANK, N.A. (the Bank) is authorized by the Shareholder to honor any checks for not less than $250 presented against this account and is directed to forward said checks to the redemption agent of W&R Money Market, Inc., Waddell & Reed Advisors Cash Management, Inc. and Waddell & Reed Advisors Government Securities,Inc. (the "Mutual Funds") as authority to pay the checks. Checks will be paid by redeeming a sufficient number of shares for which share certificates have not been issued in the Shareholder's account with the Mutual Funds. Checks will be subject to the Bank's rules and regulations governing such checks, including the right of the Bank not to honor checks in amounts exceeding the value of the Shareholder's account with the Mutual Funds at the time the check is presented for payment. Shareholder hereby authorizes the Mutual
Funds or their redemption agent to honor redemption requests presented in the above manner by the Bank.
 It is further agreed as follows:
1.
  Shareholder(s) below waive the right to receive the cancelled check(s)
  after each check is processed and the underlying shares of the Mutual
  Funds have been redeemed.
 2.
  The account may not be used for any purpose other than the presentment, forwarding and payment of checks relating to an account in the Mutual
  Funds.
 3.
  The Bank reserves the right to change, modify or terminate this agreement at any time upon notification mailed to the address noted in the account registration.
 Aurthorized Signature(s)  // Check box if more than one signature is required on checks.
_______________________________________
_______________________________________
_______________________________________
_______________________________________
 BY SIGNING, THE SIGNATOR(S) SIGNIFIES AGREEMENT TO BE SUBJECT TO
THE RULES AND REGULATIONS OF UMB BANK, N.A. PERTAINING THERETO
AN AS AMENDED FROM TIME TO TIME, AND TO THE CONDITIONS PRINTED
ABOVE.
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 12. CONFIDENTIAL DATA(REQUIRED)
 1. Marital Status: _______________
2. Gross Family Income: $_______________
   (Required in VA)
3. Taxable Income: $______________
4. Number of Dependents: _________
5. Occupation:________________________________________
6. Employer Name:________________________________________
7. Employer Address:________________________________________
8. Savings and Liquid Assets: $______________
9. Other Assets (excluding home, furnishings, cars): $__________________
10. Net Worth (assets minus liabilities): $_________________
11. Are you associated with an NASD Member?  // Yes  // No
12. Investment Objectives (mark all that apply):
    // Retirement  // Savings  // Reserves  // College Funds
    // Buy Major Asset  // Other Needs/Goals (specify in Special Remarks)
13. Special Remarks/Considerations:__________________________________________
______________________________________________________________________________
14. Residence Address:_______________________________________________________
(if different from    Street               City            State     Zip
 Mailing Address)
 (Required in CT)
          15. Was this investment solicited by
              a W&R Advisor/Representative?                     // Yes  // No
          16. Has any beneficial owner of this
              account conducted any prior investment activity? // Yes // No If yes, which owner(s)?________________________________________
          17. Are proceeds from the sale of another
              security being used to open this account?         // Yes  // No
              If yes, specify: ______________________________________________
 13. ACKNOWLEDGEMENT
 _ I (We) have received a copy of the current prospectus of the Funds selected, and agree to the terms therein and herein.
_ Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown in Section 1 is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
_ I (we) understand that there may be a deferred sales charge upon the redemption of anyshares held in an account for less than the time specified in the prospectus.
 Signature(s) of Purchasers (all joint purchasers must sign). Sign exactly as name(s) appear in registration.
 The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
  ______________________________  _____________________  ____________________
            (Signature)              (Printed Name)         (Title, if any)
  ______________________________  _____________________  ____________________
            (Signature)              (Printed Name)         (Title, if any)
  ________________________________   _____________
 (Advisor/Representative Signature)      (Date)
 Advisor/Representative Number_______________
 __________________________________________________________________
   // Check Any Items Enclosed With Application      ______________
  // Declaration Trust Revocable (CUF0022)           OSJ:
  // Additional Applications                        (H.O. USE)
  // Check enclosed #
  // Other:
__________________________________________________________________
 CAP1 (06/2000)                                                   Page 5 of 6
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 WADDELL & REED FUND FAMILIES
 W&R FUNDS
                                      Class A        Class B        Class C
W&R Total Return                        601            501            301
W&R Small Cap Growth                    602            502            302
W&R Limited-Term Bond                   603            503            303
W&R Municipal Bond                      604            504            304
W&R International Growth                605            505            305
W&R Asset Strategy                      606            506            306
W&R Science & Technology                608            508            308
W&R High Income                         609            509            309
W&R Large Cap Growth                    667            567            367
W&R Mid Cap Growth                      668            568            368
W&R Tax-Managed Equity                  669            569            369
W&R Money Market                        670            570            370
WADDELL & REED ADVISORS FUNDS
Waddell & Reed Advisors Income                    621       121       321
Waddell & Reed Advisors Science & Technology      622       122       322
Waddell & Reed Advisors Accumulative              623       123       323
Waddell & Reed Advisors Bond                      624       124       324
Waddell & Reed Advisors International Growth      625       125       325
Waddell & Reed Advisors Continental Income        627       127       327
Waddell & Reed Advisors High Income               628       128       328
Waddell & Reed Advisors Vanguard                  629       129       329
Waddell & Reed Advisors New Concepts              630       130       330
Waddell & Reed Advisors High Income II            634       134       334
Waddell & Reed Advisors Tax-Managed Equity        671       171       371
Waddell & Reed Advisors Small Cap                 677       177       377
Waddell & Reed Advisors Retirement Shares         680       180       380
Waddell & Reed Advisors Asset Strategy            684       184       384
Waddell & Reed Advisors Cash Management           750       150       350
Waddell & Reed Advisors Government Securities     753       153       353
Waddell & Reed Advisors Municipal Bond            760       160       360
Waddell & Reed Advisors Municipal High Income     762       162       362
 CAP1 (06/2000)                                                 Page 6 of 6

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